_________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 27, 2005

         Greenwich Capital Acceptance, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-127352	06-1199884
State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Steamboat Road Greenwich, CT	06830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 625-2700

                                       No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.1

In connection with the offering of the HarborView Mortgage Loan Trust 2005-15, Mortgage Pass-Through Certificates, Series 2005-15, Greenwich Capital Markets, Inc. and WaMu Capital Corp. as underwriters of the Certificates (the “Underwriters”) have prepared certain materials (the “Collateral Term Sheet”), for distribution to potential investors.  Although Greenwich Capital Acceptance, Inc. provided the Underwriters with certain information regarding the characteristics of the mortgage loans in the related portfolio, it did not participate in the preparation of the Collateral Term Sheet filed hereby.

For purposes of this Form 8-K, “Collateral Term Sheet” shall mean certain descriptive information about the mortgage loans underlying the offering of HarborView Mortgage Loan Trust 2005-15, Mortgage Pass-Through Certificates, Series 2005-15, including data regarding the contractual and related characteristics of the underlying mortgage loans and other factual information regarding the types of assets comprising the mortgage pool.  The Collateral Term Sheet will be filed hereby as Exhibit 99.1.

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1  Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them in the Prospectus.

Item 9.01.  Financial Statements and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Not applicable.

(d)

Exhibits:

99.1

Collateral Term Sheet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWICH CAPITAL ACCEPTANCE, INC.,

By:        /s/ Shakti Radhakishun

Name:   Shakti Radhakishun

Title:     Vice President

Dated: October 27, 2005

EXHIBIT INDEX

Exhibit No.

Description

Page No.

99.1

Collateral Term Sheet

      6

Exhibit 99.1     Collateral Term Sheet